Exhibit 4.1

Client Name	250 Royall Street, Suite V
Logo	Canton MA 02021
Information Agent:
[Info Agent]
Telephone [#}

MR A SAMPLE

DESIGNATION (IF ANY)

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C 1234567890

Account:	12345678901234
Subscription Rights:	12345678901234

THE FIRST UNITED CORPORATION SUBSCRIPTION RIGHTS CERTIFICATE FOR COMMON SHARES

OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON [•], 20[•] (“Expiration Date”)

TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE CARD.

As the registered owner of the Subscription Certificate you are entitled to subscribe for the number of shares of common stock (the "Common Shares") of First United Corporation (the “Company”) pursuant to the Basic Subscription Privilege and upon the terms and conditions and at the Subscription Price for each Common Share specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights holders, as described in the Prospectus. Under the Over-Subscription Privilege, additional Common Shares may be purchased by a Rights holder if such shares are available and the holder's Basic Subscription Privileges have been fully exercised to the extent possible. The Board of Directors has the right in its absolute discretion to eliminate the Over-Subscription Privilege with respect to the over-subscription shares if it considers it to be in the best interest of the Company to do so. The Board of Directors may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth (5th) day following the Expiration Date.

Registered owners of the Common Shares will receive their basic and over-subscription shares via an uncertificated share credit to their existing accounts. Confirmation statements for primary and over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations have been effected.

THE SUBSCRIPTION RIGHT IS NOT TRANSFERABLE

Payment must be in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to Computershare will be accepted, except that holders of Rights who are residents of Canada may make payment in United States dollars by check drawn on a bank located in Canada. Please reference your rights card control number on your check.

The registered owner of this Subscription Certificate named above is entitled to the number of Rights shown below to subscribe for Common Shares of the Company, in the ratio of one (1) Common Share for each eight (8) Rights, pursuant to the Basic Subscription Privilege and upon the terms and conditions and at the price for each Common Share specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders only, as described in the Prospectus. Under this Over-Subscription Privilege, additional Common Shares may be purchased by a Record Date Shareholder if such Common Shares are available, and the owner's Basic Subscription Privileges have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Registered owners of the Common Shares will receive their basic and over-subscription shares via an uncertificated share credit to their existing accounts. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations, if any, have been effected. The Subscription Certificate may not be transferred. To subscribe pursuant to the Basic Subscription Privilege, eight (8) Rights and the Subscription Price are required for each Common Share. To subscribe for additional Common Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each Common Share, subject to the terms of the Over-Subscription Privilege as described in the Prospectus Supplement. Payment of $[•] per whole Common Share must accompany the Subscription Certificate.

For a more complete description of the terms and conditions of this Rights Offering, please refer to the First United Corporation Prospectus. Additional copies of the Prospectus are available upon request from the information agent, Georgeson LLC, at (800) 561-2871. You are encouraged to contact Georgeson LLC if you have any questions concerning this Rights Offering.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	GAB	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy

1	2 3 4 5 6 7 8

01WFTF	C L S	X R T 2	C O Y C	1 2 3 4 5 6 . 7 8

To subscribe for your basic shares please complete line "A" on the card below. To subscribe for any over-subscription shares please complete line "B" below.

Please Note: Only Record Date Shareholders who have exercised their Basic Subscription Privilege in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the basic and over-subscription shares must accompany this subscription. Please reference your rights card control number on your check.

If the aggregate Subscription Price paid by a Record Date Shareholder is insufficient to purchase the number of Common Shares that the holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Common Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first, the Basic Subscription Privilege (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Common Shares to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Common Shares for which the Record Date Shareholder has indicted an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first, the Basic Subscription Privilege (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE FIRST UNITED CORPORATION PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT BY CALLING TOLL-FREE AT (800) 561-2871.

Please complete all applicable information and return to the Subscription Agent:

COMPUTERSHARE, INC.

By First Class Mail:	By Registered, Certified or Express Mail, or Overnight Courier:
Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street
Providence, RI 02940-3011	Suite V
Canton, MA 02021

A. Exercise of Basic Subscription Privileges (8 Rights = 1 share)

	X	$[•] per share	=	$
(no. of shares)		(Subscription Price)		(Cost for Basic
Subscription Shares payable in
United States Dollars)

B. Exercise Over-Subscription Privilege*

	x	$[•] per share	=	$_______________________
(no. of shares)		(Subscription Price)		(Cost for Over-
Subscription Shares
payable in United
States Dollars)

* The Over-Subscription Privilege may only be exercised if the Basic Subscription Privilege is exercised in full, and may only be exercised by Record Date Shareholders, as described in the Prospectus. Over-subscriptions may not be accepted by the Company and are subject to pro rata reductions.

C. Total Amount Enclosed:	=	$__________________________	In the case of joint registered holders, each person must sign this Form of Exercise in accordance with the foregoing. If you sign this Form of Exercise in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.
(Cost for Total
(Please sign and date front of form.)		Subscription Shares
payable in United
States Dollars)

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of Common Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the Common Shares for which I have subscribed, the Company may exercise any of the remedies provided for herein or in the Prospectus.

DELIVERY OF THIS FORM OF EXERCISE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.